 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-204315, 333-204937, 333-201396, and 333-193206), and the Registration Statements on Form S-8 (No. 333-205449, 333-181526 and 333-149190) of Breitburn Energy Partners LP of our report dated February 26, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, CA
February 26, 2016